SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-US FOOD SERVICE

          GABELLI FOUNDATION
                                 4/07/00           30,000-           26.0000
          MJG ASSOCIATES, INC.
                                 4/07/00            2,000-           26.0000
          MARIO J. GABELLI
                                 4/07/00           83,500-           26.0000
          GABELLI SECURITIES,INC.
                                 4/07/00           20,000-           26.0000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 4/07/00          200,000-           26.0000
          GABELLI MULTIMEDIA PARTNERS, L.P.

                                 4/07/00           15,000-           26.0000
          GIL II, LTD.
                                 4/07/00           70,000-           26.0000
          GABELLI INTERNATIONAL LTD
                                 4/07/00           50,000-           26.0000
          GABELLI ASSET MANAGEMENT, INC.
                                 4/07/00          200,000-           26.0000
          GABELLI ASSOCIATES LTD
                                 4/07/00          325,000-           26.0000
                                 4/07/00           15,000            25.8750
          GABELLI FUND, LDC
                                 4/07/00            5,000-           26.0000
          GABELLI ASSOCIATES FUND
                                 4/07/00           15,200            25.8750
                                 4/07/00          465,200-           26.0000
          GABELLI GROUP CAPITAL PARTNERS, INC.
                                 4/07/00          200,000-           26.0000
          GABELLI & COMPANY, INC.
                                 4/07/00           20,000-           26.0000
          GABELLI PROFIT SHARING PLAN
                                 4/07/00           20,000-           26.0000
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                 4/07/00          200,000-           26.0000
               THE GABELLI SMALL CAP GROWTH FUND
                                 4/07/00          152,000-           26.0000
               THE GABELLI EQUITY TRUST,INC.
                                 4/07/00          700,000-           26.0000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 4/07/00          300,000-           26.0000
               THE GABELLI ASSET FUND
                                 4/07/00          900,000-           26.0000






                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-US FOOD SERVICE

               THE GABELLI CAPITAL ASSET FUND
                                4/07/00          100,000-           26.0000
               THE GABELLI ABC FUND
                                 4/07/00          401,300-           26.0000
          ALCE PARTNERS LP
                                 4/07/00           10,000-           26.0000


























          (1) THE DISPOSITIONS ON 4/07/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.

          (2) PRICE EXCLUDES COMMISSION.